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                                                                  Exhibit (j)(1)



   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 14 to the Registration Statement (Form N-1A, No. 333-49693) of Merrimac Series, and to the incorporation by reference of our reports, dated February 9, 2006 on the Merrimac Cash Portfolio, Merrimac Prime Portfolio, Merrimac Treasury Portfolio, Merrimac Treasury Plus Portfolio, Merrimac U.S. Government Portfolio and Merrimac Municipal Portfolio (six of the series comprising Merrimac Master Portfolio) and the Merrimac Cash Series, Merrimac Prime Series, Merrimac Treasury Series, Merrimac Treasury Plus Series, Merrimac U.S. Government Series and Merrimac Municipal Series (six of series comprising Merrimac Series) included in the December 31, 2005 Merrimac Series Annual Report.


Boston, Massachusetts
April 24, 2006